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                                                                  EXHIBIT 23.2
The Board of Directors
BTG, Inc. and Subsidiaries:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

McLean, Virginia
November 19, 1997